SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2004

WESTAFF, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-24990	94-1266151
(Commission File Number)	(IRS Employer Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598
(Address of principal executive offices/Zip Code)

(925) 930-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.                                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 1, 2004, the Board of Directors of Westaff, Inc. (the “Company”) appointed Patricia M. Newman as the Company’s Chief Operating Officer. Ms.  Newman is fifty-three years old and is a 25 year veteran of the staffing industry. She has been the Company’s U.K. Managing Director since December 1998.  In November 2002, she took on the added responsibility of overseeing the Company’s Denmark and Norway operations. Ms. Newman will continue to serve on the Boards of Westaff (U.K.) Limited, Westaff A/S, and Westaff AS.

The Company has not entered into a definitive employment agreement with Ms. Newman.

Effective as of the close of business on October 29, 2004, Gray U. Gray resigned as Vice President and Controller of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2004	WESTAFF, INC.

	By:	/s/ Dirk A. Sodestrom
Dirk A. Sodestrom
Senior Vice President and
Chief Financial Officer